UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 23, 2015

Remy International, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-13683	47-1744351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Corporation Drive
Pendleton, IN 46064
(Address of principal executive offices, including zip code)

(765) 778-6499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2015, Remy International, Inc. (the "Company") announced the hiring of Albert E. VanDenBergh as the Company's Senior Vice President and Chief Financial Officer, effective February 20, 2015. Mr. VanDenBergh, age 41, joins the Company from Delphi Corporation where he most recently served as Vice President of Finance of Delphi's Global Connections Systems Business since August 2013. From November 2011 to August 2013, Mr. VanDenBergh was Vice President, Finance for Delphi's automotive aftermarket division and served in various other roles of increasing responsibility in finance, treasury, investor relations and operations from September 2005 to November 2011. Mr. VanDenBergh began his career in various engineering roles with General Motors. He received his B.S. degree in Mechanical Engineering from Kettering University, a M.S. degree in Engineering Science from Rensselaer Polytechnic Institute, and an MBA from Columbia University.

In connection with his hiring, the Company entered into an Employment Agreement with Mr. VanDenBergh, effective as of February 20, 2015, with an initial term expiring on February 20, 2018, pursuant to which Mr. VanDenBergh will receive the following:

•	Starting annual base salary of no less than $340,000;

•
Eligibility starting in fiscal year 2015 to participate in the Company's Annual Incentive Bonus Plan ("AIBP") with a target bonus opportunity equal to no less than 65% of annual base salary (pro-rated based on time served during the fiscal year);

•
A one-time equity grant valued at $525,000, which will be converted into shares of restricted stock based on the Company's closing stock price on the date of grant. This one-time equity grant will be made during the first quarter of 2015 and will vest on the one year anniversary following the grant date, subject to continued service;

•
A long-term equity incentive grant valued at $600,000, which will be converted into a combination of stock options to purchase shares of the Company's stock and shares of Company restricted stock (including performance-based shares); This long-term equity grant will be made during the first quarter of 2015 and will vest in three annual installments starting on the first anniversary following the grant date, with certain portions subject to continued service and certain other portions subject to the achievement of specified performance criteria (as generally applicable to long-term equity grants made to the Company's other executive officers under the Company's Omnibus Incentive Plan);

•	Relocation benefits under the Company's Executive Relocation policy; and

•	Eligibility to receive other benefits generally available to the Company's other executive officers and employees as described in the Company's most recent proxy statement dated December 1, 2014.

•
If Mr. VanDenBergh is terminated by the Company other than for cause, death or disability, or he terminates his employment for good reason, he will receive benefits as defined in the Employment Agreement.

The foregoing is only a brief description of Mr. VanDenBergh's Employment Agreement and does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto. Further, the Company entered into an indemnification agreement with Mr. VanDenBergh in the form filed as an Exhibit 10.5 of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-199182) which is incorporated herein by reference.

There are no family relationships between Mr. VanDenBergh and any other executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. In addition, there were no related party transactions, as defined under Item 404(a) of Regulation S-K, to which Mr. VanDenBergh or any member of his immediate family were a party to.

Item 8.01 Other Events

On January 23, 2015, the Company issued a press release announcing the hiring of Mr. VanDenBergh as the Company's Senior Vice President and Chief Financial Officer, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement, effective as of February 20, 2015, by and between Remy International, Inc. and Albert E. VanDenBergh
99.1	Press release, dated January 23, 2015, issued by Remy International, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remy International, Inc.

Date: January 23, 2015	By:	/s/ John J. Pittas
	Name:	John J. Pittas
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement, effective as of February 20, 2015, by and between Remy International, Inc. and Albert E. VanDenBergh
99.1	Press release, dated January 23, 2015, issued by Remy International, Inc.

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